                                                                      EXHIBIT 21

                                          JURISDICTION OF               NAMES UNDER WHICH
SUBSIDIARY                                 INCORPORATION            SUBSIDIARIES DO BUSINESS
----------                                ---------------           ------------------------
Advanced Assembly Automation, Inc. ...         Ohio          Advanced Assembly Automation, Inc.
Armac Industries, Co. ................       Delaware        Armac Industries, Co.
Assembly Machines, Inc. ..............     Pennsylvania      Assembly Machines, Inc.
Assembly Technology & Test, Inc. .....       Delaware        Assembly Technology and Test, Inc.
Assembly Technology & Test Limited....      England and      Assembly Technology & Test Limited
                                               Wales
Assembly Technologie & Automation             Germany        Assembly Technologie & Automation GmbH
  GmbH................................
Detroit Tool and Engineering                 Delaware        Detroit Tool and Engineering Company
  Company.............................                       Peer
DTI Lebanon Subsidiary, Inc. (f/k/a
  Detroit Tool Metal Products Co.)....       Missouri        Detroit Tool Metal Products Co.
DT Canada Inc. .......................    New Brunswick,     DT Canada Inc.
                                              Canada
DT Capital Trust......................       Delaware        DT Capital Trust
DT Industries Foreign Sales               Barbados, West     DT Industries Foreign Sales Corporation
  Corporation.........................        Indies
DT Industries (UK) Limited............      England and      DT Industries (UK) Limited C.E. King
                                               Wales
DT Industries (UK) II Limited.........      England and      DT Industries (UK) II Limited
                                               Wales
DT Resources, Inc. ...................       Delaware        DT Resources, Inc.
Hansford Manufacturing Corporation....       New York        Hansford Manufacturing Corporation
Kalish Inc. ..........................    New Brunswick,     Kalish Inc.
                                              Canada
Pharma Group, Inc. ...................       Delaware        Stokes-Merrill
                                                             Stokes
                                                             Merrill
                                                             Lakso
                                                             Kalish
                                                             Scheu & Kniss
Mid-West Automation Enterprises,             Illinois        Mid-West Automation Enterprises, Inc.
  Inc. ...............................
Mid-West Automation Systems, Inc. ....       Illinois        Mid-West Automation Systems, Inc.
Sencorp Systems, Inc. ................       Delaware        Sencorp Systems, Inc.
Swiftpack Automation Limited..........      England and      Swiftpack Automation Limited
                                               Wales
Vanguard Technical Solutions, Inc. ...       Delaware        Vanguard Technical Solutions, Inc.